Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

TransCanada Pipelines Limited

TransCanada Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Debt	TransCanada Trust: Trust Notes (the “Trust Notes”)	457(o)		(1)		(1)	$2,306,627,710	(2)	$92.70 per $1,000,000	$213,824.39
	Other	TransCanada PipeLines Limited (“TCPL”): Guarantees of Trust Notes of TransCanada Trust	—		(3)		(3)
	Equity	TCPL: First Preferred Shares	—		(4)		(4)
	Debt	TCPL: Subordinated Notes	—		(5)		(5)

Fees Previously Paid	—	—	—	—		—		—		—	—
	Total Offering Amounts							$2,306,627,710			$213,824.39
	Total Fees Previously Paid										N/A
	Total Fee Offsets(6)										$84,612.23
	Net Fee Due										$129,212.16

(1) There are hereby registered such indeterminate number of Trust Notes as may be issued from time to time as shall have an aggregate initial offering price not to exceed CDN $3,000,000,000.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon a proposed maximum offering price of CDN $3,000,000,000 at an exchange rate of CDN $1.3006 per US $1.00, the noon buying rate in New York City on August 26, 2022 for cable transfers in Canadian Dollars as certified for customs purposes by the Federal Reserve Bank of New York.

(3) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

(4) There are hereby registered such indeterminate number of First Preferred Shares as may be issued from time to time upon an automatic exchange or deferral event in respect of the Trust Notes of TransCanada Trust registered hereunder.

(5) The Subordinated Notes will be issued by TCPL and will be purchased by TransCanada Trust with the proceeds of the sale of the Trust Notes.

(6) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the $84,612.23 remaining unused registration fee associated with the Registration Statement on Form F-10 (File No. 333-253333) filed on February 22, 2021, as amended (the “2021 Registration Statement”), is being carried forward and set off against the registration fee due in connection with this Registration Statement. $129,212.16 additional registration fee has been paid with respect to this Registration Statement. See footnote (1) to Table 2 below for details regarding relevant contemporaneous fee payments.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	TransCanada Pipelines Limited TransCanada Trust	F-10	333-253333	February 22, 2021		$84,612.23	(1)		(2)		(2)		(3)	$775,547,503
Fee Offset Sources	TransCanada Pipelines Limited TransCanada Trust	F-10	333-253333		February 22, 2021										$84,612.23	(1)

(1) The Registrants previously paid $171,892.23 in registration fees with respect to the 2021 Registration Statement, of which $84,612.23 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $213,824.39, taking into consideration the available offset of $84,612.23 from the 2021 Registration Statement, the Registrants have accordingly transmitted $129,212.16 otherwise due under this Registration Statement.

(2) An indeterminate number of Trust Notes as may be issued from time to time as shall have an aggregate initial offering price not to exceed CDN $3,000,000,000.

(3) The Registrants have terminated or completed any offerings that included the unsold securities under the 2021 Registration Statement.